UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 18, 2015

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 18, 2015, Endo International plc, a public limited company incorporated under the laws of Ireland (the “Company”), issued a joint press release with Par Pharmaceutical Holdings, Inc., a Delaware corporation (“Par”), announcing that the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Par, Endo Limited, a public limited company incorporated under the laws of Ireland, Endo Health Solutions Inc., a Delaware Corporation, Banyuls Limited, a private limited company incorporated under the laws of Ireland (“Buyer”), Hawk Acquisition ULC, a Bermudian unlimited liability company (“Merger Sub”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely as the Stakeholder Representative (as defined in the Merger Agreement), pursuant to which Merger Sub will merge with and into Par (the “Merger”), with Par surviving the Merger as a wholly owned subsidiary of Buyer. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In addition, the Company provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated May 18, 2015, of Endo International plc and Par Pharmaceutical Holdings, Inc.

99.2	Investor Presentation of Endo International plc, dated May 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: May 18, 2015	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release, dated May 18, 2015, of Endo International plc and Par Pharmaceutical Holdings, Inc.

99.2	Investor Presentation of Endo International plc, dated May 18, 2015.